EFFECTIVE APRIL 30, 2013,
THE NAME HAS CHANGED TO
BRF S.A.

EXHIBITA AMERICAN
DEPOSITARY SHARES
(Each American Depositary
Share represents one
deposited Share)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
BRFBRASIL FOODS S.A.
(INCORPORATED UNDER THE LAWS OF BRAZIL)
The Bank of New York Mellon as depositary (hereinafter called the Depositary), hereby certifies that , or registered assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES
representing deposited common shares (herein called
Shares) of BRFBrasil Foods S.A., a company incorporated under the laws of Brazil (herein called the Company). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the deposit agreement at the Sao Paulo, Brazil, office of Itau Unibanco S.A. (herein called the Custodian). The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated
Deposit Agreement dated as of November 14, 2011 (herein
called the Deposit Agreement) among the Company, the
Depositary, and all Owners and Beneficial Owners from
time to time of American Depositary Shares issued
thereunder, each of whom by accepting American
Depositary Shares agrees to become a party thereto and
become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and
Beneficial Owners of the Receipts and the rights and duties
of the Depositary in respect of the Shares deposited
thereunder and any and all other securities, property and
cash from time to time received in respect of such Shares
and held thereunder (such Shares, securities, property, and
cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositarys Corporate
Trust Office in New York City and at the office of the
Custodian.
The statements made on the face and reverse of this
Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit
Agreement and not defined herein shall have the meanings
set forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender of this Receipt at the Corporate Trust
Office of the Depositary, and upon payment of the fee of
the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities or evidence of ownership of and
title to such Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities or evidence
of ownership of and title to such Deposited Securities may
be made by the delivery of (a) certificates in the name of
the Owner hereof or as ordered by him or certificates
properly endorsed or accompanied by a proper instrument
or instruments of transfer to such Owner or as ordered by
him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that the
forwarding of certificates for Shares or other Deposited Securities or such documents evidencing ownership of and title to such Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of
the Depositary at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized attorney, without unreasonable delay, upon surrender of this Receipt properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient
to pay any applicable transfer taxes and the fees and
expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such
Receipts, or may be combined with other such Receipts into
one Receipt, evidencing the same aggregate number of
American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (a) payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock
transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to the Shares
being deposited or withdrawn) and payment of any
applicable fees as provided in the Deposit Agreement or
this Receipt, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and (c) compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Paragraph (22) hereof.
The delivery of Receipts against deposits of Shares
generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by
the Depositary or the Company at any time or from time to
time because of any requirement of law or of any
government or governmental body or commission, or under
any provision of the Deposit Agreement or this Receipt, or
for any other reason, subject to Paragraph (22) hereof. Notwithstanding any other provision of the Deposit
Agreement or the Receipts, the surrender of outstanding
Receipts and withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused by closing
the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii)
compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the
foregoing, the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any Shares required
to be registered under the provisions of the Securities Act
of 1933, unless a registration statement is in effect as to
such Shares or such registration is not required.  For
purposes of the foregoing sentence the Depositary shall be entitled to rely upon representations and warranties deemed made pursuant to Section 3.03 of the Deposit Agreement
and Paragraph (5) hereof and shall not be required to make
any further investigation.
In furtherance and not in limitation of the foregoing, the Depositary shall not, and it shall instruct the Custodian not to knowingly (i) accept for deposit Shares where such
Shares have been withdrawn from a restricted depositary
receipt facility in respect of Shares established or
maintained by a depositary bank, including any such
facility established or maintained by the Depositary (hereinafter, a restricted facility), or permit such Shares to be used to satisfy any persons prerelease obligation, unless such Shares have been acquired in a transaction (a)
registered under the Securities Act of 1933, (b) in
compliance with Regulation S or (c) in accordance with
Rule 144 under the Securities Act of 1933, and the
Depositary may, as a condition to accepting the deposit of
such Shares under the Deposit Agreement, require the
person depositing such Shares to provide the Depositary
with a certificate in writing to the foregoing effect or (ii) accept for (w) deposit, (x) transfer or exchange, (y) cancellation or (z) delivery in satisfaction of any persons prerelease obligation, depositary receipts representing
Shares issued pursuant to a restricted facility.
4.	LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become
payable with respect to any Receipt or any Deposited
Securities represented hereby, such tax or other
governmental charge shall be payable by the Owner hereof
to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or
other distributions, or may sell for the account of the
Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds
of any such sale in payment of such tax or other
governmental charge and the Owner hereof shall remain
liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
Every person depositing Shares hereunder and under the
Deposit Agreement shall be deemed thereby to represent
and warrant that such Shares and each certificate therefor
are validly issued, fully paid, and not subject to any claim in respect of preemptive rights of the holders of
outstanding Shares and that the person making such deposit
is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts evidencing American Depositary Shares representing such Shares by that person is not restricted
under the Securities Act of 1933. Such representations and warranties shall survive the deposit of such Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner of
a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the
Receipt and the nature of such interest or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem
necessary or proper.  The Depositary may withhold the
delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company with copies of all such certificates and such written representations and warranties provided to the Depositary under this Paragraph
(6) and Section 3.01 of the Deposit Agreement.  The
Company may from time to time request Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Owner agrees to provide any information requested by the
Company or the Depositary pursuant to this paragraph.  No
Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Brazilian laws and regulations and any necessary approval has been granted by any governmental body in Brazil, if any, which is then performing the
function of the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses
and outofpocket charges of the Depositary and those of
any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. Except as otherwise provided in the following paragraph, the charges and expenses of the
Custodian are for the sole account of the Depositary.
The following charges shall be incurred by any party
depositing or withdrawing Shares or by any party
surrendering American Depositary Shares or to whom
American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange regarding
the American Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares pursuant to
Section 4.03 of the Deposit Agreement), whichever
applicable (1) taxes and other governmental charges, (2)
such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the
Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are incurred by
the Depositary in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit Agreement, (5) a
fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary
Shares pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of American Depositary
Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American
Depositary Share (or portion thereof) for any cash
distribution made pursuant to the Deposit Agreement
including, but not limited to Sections 4.01 through 4.04 thereof, which may be collected by deduction from the cash distribution, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution
and delivery of American Depositary Shares referred to
above which would have been charged as a result of the
deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under clause (6), a fee of $.02 or less per American Depositary Share (or
portion thereof) per annum for depositary services, which
will be payable as provided in clause 9 below, and (9) any
other charges payable by the Depositary, any of the
Depositarys agents, including the Custodian, or the agents
of the Depositarys agents in connection with the servicing
of Shares or other Deposited Securities (which charge shall
be assessed against Owners as of the date or dates set by
the Depositary in accordance with Section 4.06 of the
Deposit Agreement and shall be payable at the sole
discretion of the Depositary by billing such Owners for
such charge or by deducting such charge from one or more
cash dividends or other cash distributions).
The Depositary, subject to this Paragraph (7), may own and
deal in any class of securities of the Company and its
affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
The Depositary may issue Receipts against the delivery by
the Company (or any agent of the Company recording
Share ownership) of rights to receive Shares from the
Company (or any such agent).  No such issue of Receipts
will be deemed a PreRelease that is subject to the
restrictions of the following paragraph.
Unless requested in writing by the Company to cease doing
so, the Depositary may, notwithstanding Section 2.03 of
the Deposit Agreement, execute and deliver Receipts prior
to the receipt of shares pursuant to Section 2.02 of the
Deposit Agreement (PreRelease).  The Depositary may,
pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is
prior to the termination of such PreRelease or the
Depositary knows that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the PreReleasee) that the PreReleasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be),
other than in satisfaction of such PreRelease, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at
any time as a result of PreReleases will not normally exceed thirty percent (30%) of the Shares deposited hereunder provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written
consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to PreRelease transactions to be entered into hereunder with any particular PreReleasee on a casebycase basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the
Depositary as security for the performance of the
PreReleasees obligations to the Depositary in connection
with a PreRelease transaction, including the PreReleasees obligation to deliver Shares or Receipts upon termination of a PreRelease transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).
The Depositary may retain for its own account any
compensation received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or
holding the same consents and agrees, that title to this
Receipt when properly endorsed or accompanied by a
proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a
negotiable instrument under the laws of New York State, provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the
books of the Depositary as the absolute owner hereof for
the purpose of determining the person entitled to
distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company
shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Owner thereof.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature or facsimile of a duly authorized signatory of the Depositary and if a Registrar for the Receipts shall have been appointed, countersigned
by the manual signature or facsimile of a duly authorized officer of the Registrar.
11.	REPORTS INSPECTION OF TRANSFER
BOOKS.
The Company is subject to the periodic reporting
requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the Commission).
Such reports and communications will be available for
inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street,
N.E., Washington, D.C. 20549.  Pursuant to such Rule,
certain of such reports and documents will be translated
into or summarized in English.
The Depositary will make available for inspection by
Owners of Receipts at its Corporate Trust Office any
reports and communications, including any proxy soliciting material, received from the Company which are both (a)
received by the Depositary or the Custodian or the nominee
of either as the holder of the Deposited Securities and (b)
made generally available to the holders of such Deposited Securities by the Company. The Depositary will also, upon written request by the Company, send to Owners of
Receipts copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.  Any such
reports and communications, including any such proxy
soliciting material, furnished to the Depositary by the
Company shall be translated into English.
The Depositary will keep books for the registration of
Receipts and transfers of Receipts which at all reasonable
times shall be open for inspection by the Owners of
Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of
the Company or a matter related to the Deposit Agreement
or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary or the Custodian receives any
cash dividend or other cash distribution on any Deposited Securities, the Depositary or the Custodian, in accordance with applicable law and subject to the provisions of Section
4.05 of the Deposit Agreement, will convert or cause to be converted within one Business Day of receipt of such dividend or distribution, if at the time of receipt thereof
any amounts received in a foreign currency can in the
judgment of the Depositary be converted on a reasonable
basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, such dividend or distribution into Dollars and either the
Depositary or the Custodian will as promptly as practicable distribute the amount thus received (net of the fees of the Depositary, if applicable, as provided in Section 5.09 of the Deposit Agreement) by check drawn in a bank in the City of New York, to the Depositary which shall distribute such amounts to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or
the Depositary is required to withhold and does withhold
from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes
or other governmental charges, the amount distributed to
the Owners of the Receipts evidencing American
Depositary Shares representing such Deposited Securities
shall be reduced accordingly.
Subject to the provisions of Section 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the
Depositary will, upon consultation with the Company,
cause the securities or property received by it or the
Custodian to be distributed to the Owners of Receipts
entitled thereto, in any manner that the Depositary may
deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled
thereto, or if for any other reason the Depositary deems
such distribution not to be feasible, the Depositary may
adopt such method as it may deem equitable and
practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit
Agreement) shall be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the case of a distribution received in cash, provided that any unsold balance of such securities or property may be distributed by the Depositary to the Owners entitled thereto in accordance
with such equitable and practicable method as the
Depositary shall have adopted.
If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary
Shares evidenced by Receipts, including the withholding of
any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of
the fees of the Depositary as provided in Section 5.09 of
the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net
proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.
In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including
Shares and rights to subscribe therefor) in such amounts
and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Company or its agent shall remit to appropriate governmental authorities
and agencies in Brazil all amounts, if any, withheld and
owing to such authorities and agencies by the Company.
The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities
and agencies by the Depositary.
The Depositary shall forward to the Company or its agent
such information from its records as the Company may
reasonably request to enable the Company or its agent to
file necessary reports with governmental agencies. The Depositary shall use reasonable efforts to make and maintain arrangements enabling Owners who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.
13.	RIGHTS.
In the event that the Company shall offer or cause to be
offered to the holders of any Deposited Securities any
rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and
making the net proceeds available in Dollars to such
Owners or, if by the terms of such rights offering or, for
any other reason, the Depositary may not either make such
rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse provided, however, if at the time of the offering of any rights the Depositary determines in its discretion, after consultation with the Company, that it is lawful and feasible to make
such rights available to all Owners or to certain Owners but not to other Owners, the Depositary, after consultation with the Company, may distribute, to any Owner to whom it
determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor
in such form as it deems appropriate. If the Depositary determines in its discretion, after consultation with the Company, that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to
whom it has determined it may not lawfully or feasibly
make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement) for the account of
such Owners otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of
any Receipt or otherwise. Neither the Depositary nor the Company shall be responsible for any failure to determine that it may be lawful or feasible to make such rights
available to Owners in general or any Owner in particular.
If an Owner of Receipts requests the distribution of
warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make
such rights available to such Owner upon written notice
from the Company to the Depositary that (a) the Company
has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole
discretion are required under applicable law.  Upon
instruction pursuant to such warrants or other instruments
to the Depositary from such Owner to exercise such rights,
upon payment by such Owner to the Depositary for the
account of such Owner of an amount equal to the purchase
price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the
Depositary shall, on behalf of such Owner, exercise the
rights and purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so purchased
to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver to such Owner
Restricted Receipts.
If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities upon the exercise of such rights to Owners, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the
provisions of such Act.  The Company shall have no
obligation to register such rights or such securities under the Securities Act of 1933.
14.	CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive
Foreign Currency, by way of dividends or other
distributions or the net proceeds from the sale of securities, property or rights in respect of such Receipts, and if at the time of the receipt thereof the Foreign Currency so received can, pursuant to applicable law, be converted into Dollars, the Depositary shall convert or cause to be converted within one Business Day of its or the Custodians receipt of such Foreign Currency, by sale or in any other manner that it may determine in accordance with applicable law, such
Foreign Currency into Dollars.  If at the time of conversion of such Foreign Currency into Dollars such Dollars can,
pursuant to applicable law, be transferred outside of Brazil for distribution to the owners entitled thereto, such Dollars shall be distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation. Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the
Depositary as provided in Section 5.09.
If conversion of Foreign Currency into Dollars or
distribution of Dollars or nonconvertible Foreign Currency
can be effected only with the approval or license of any government or agency thereof, the Depositary shall file as promptly as practicable such application for approval or license however, the Depositary shall be entitled to rely
upon Brazilian local counsel in such matters, which counsel shall be instructed to act as promptly as possible.
If at any time Foreign Currency received by the Depositary
or Custodian is not, pursuant to applicable law, convertible, in whole or in part, into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary can not be
obtained within a reasonable time, the Depositary shall, (a)
as to that portion of the Foreign Currency that is
convertible into Dollars, make such conversion and (i) if permitted pursuant to applicable law, transfer such Dollars to the United States and distribute to Owners in
accordance with the first paragraph of this Paragraph (14)
or (ii) to the extent transfer of such Dollars to the United States is not permitted pursuant to applicable law, hold such Dollars as may not be transferred for the benefit of the Owners entitled thereto, and (b) as the nonconvertible balance, if any, (i) if requested in writing by an Owner, distribute or cause the Custodian to distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the
Depositary or Custodian to such Owner and, (ii) the
Depositary shall hold or shall cause the Custodian to hold
any amounts of nonconvertible Foreign Currency not
distributed pursuant to the immediately preceding
subclause (b)(i) uninvested and without liability for interest thereon for the respective accounts of the Owners entitled to receive the same.
15.	FIXING OF RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the
Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any
meeting of holders of Shares or other Deposited Securities,
the Depositary shall fix a record date, after consultation
with the Company if such record date is different from the record date applicable to the Deposited Securities, (a) for the determination of the Owners of Receipts who shall be
(i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary
Share will represent the changed number of Shares, subject
to the provisions of the Deposit Agreement.  The Owners
on such record date shall be entitled as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds or sale thereof in proportion to the
number of American Depositary Shares held by them
respectively, and to give voting instructions to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of
any other such matter.
16.	VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares
or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be subject to the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the
Depositary from the Company, (b) a statement that the
Owners as of the close of business on a specified record
date will be entitled, subject to any applicable provision of Brazilian law and of the Articles of Association of the
Company and the provisions of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective
American Depositary Shares and (c) a statement as to the
manner in which such instructions may be given, including,
when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance
with the second paragraph of Section 4.07 of the Deposit Agreement if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by
the Depositary for such purpose, the Depositary shall
endeavor, insofar as practicable and permitted under
applicable laws and the provisions of the Articles of Association of the Company and the provisions of the
Deposited Securities, to vote or cause to be voted the
amount of Shares or other Deposited Securities represented
by such American Depositary Shares in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other
than in accordance with such instructions or deemed
instructions.
If no instructions are received by the Depositary from any
Owner with respect to any of the Deposited Securities represented by the American Depositary Shares on or before the date established by the Depositary for such
purpose, the Depositary shall deem such Owner to have
instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such
Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company
agrees to provide such information as promptly as
practicable in writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition exists or (z)
such matter materially and adversely affects the rights of
holders of Shares.
There can be no assurance that Owners generally or any
Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the instruction cutoff date to ensure that the Depositary will vote the
Shares or Deposited Securities in accordance with the
provisions set forth in the preceding paragraph.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
In circumstances where the provisions of Section 4.03 of
the Deposit Agreement do not apply, upon any change in
par value, splitup, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American
Depositary Shares shall thenceforth represent the new
Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, and shall, if the
Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the sur render of outstanding Receipts to be exchanged for
new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully
distributed to some or all Owners, the Depositary may, with
the Companys approval, and shall if the Company requests,
sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds (without liability for interest) of such sales for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable
basis without regard to any distinctions among such
Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.
Immediately upon the occurrence of any such change,
conversion or exchange covered by this Section in respect
of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners.
18.	LIABILITY OF THE ISSUER AND
DEPOSITARY.
Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law or regulation
of the United States, Brazil, or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future,
of the Articles of Association of the Company or by reason
of any provision of any securities issued or distributed by
the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the
Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of,
doing or performing any act or thing which by the terms of
the Deposit Agreement it is provided shall be done or
performed nor shall the Depositary or the Company incur
any liability to any Owner or Beneficial Owner of a Receipt
by reason of any nonperformance or delay, caused as
aforesaid, in the performance of any act or thing which by
the terms of the Deposit Agreement it is provided shall or
may be done or performed, or by reason of any exercise of,
or failure to exercise, any discretion provided for in the Deposit Agreement, for the inability of any Owner or
Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the
Deposit Agreement, made available to Owners or holders,
or for any special, consequential or punitive damages for
any breach of the terms of the Deposit Agreement.  Where,
by the terms of a distribution pursuant to Sections 4.01,
4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit
Agreement, because of applicable law or for any other
reason such distribution or offering may not be made
available to Owners or Beneficial Owners of Receipts, and
the Depositary may not dispose of such distribution or
offering on behalf of such Owners or Beneficial Owners
and make the net proceeds available to such Owners or
Beneficial Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the
Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Receipt to
Owners or Beneficial Owners of Receipts except that they
agree to perform their obligations specifically set forth in the Deposit Agreement without negligence and or bad faith
in the performance of such duties.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect the
American Depositary Shares on behalf of any Owner or
Beneficial Owner or any other person.  Neither the
Depositary nor the Company shall be liable for any action
or nonaction by it in reliance upon the advice of or
information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial
Owner of a Receipt, or any other person believed by it in
good faith to be competent to give such advice or
information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have
been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the
effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor
depositary whether in connection with a previous act or
omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary and the
Company may rely on and shall be protected in acting upon
any written notice, request, direction or other documents believed by them to be genuine and to have been signed by the proper party or parties.  The Company agrees to
indemnify the Depositary, its directors, employees, agents
and affiliates and any Custodian against, and hold each of
them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement
and of the Receipts, as the same may be amended,
modified, or supplemented from time to time, (i) by either
the Depositary or any Custodian or their respective
directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  No disclaimer
of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.
The Company shall not indemnify the Depositary or any
Custodian against any liability or expense arising out of information relating to the Depositary or any Custodian, as the case may be, furnished in writing to the Company and executed by the Depositary or the Custodian expressly for the use in any registration statement, prospectus or
placement memorandum or preliminary prospectus or
placement memorandum relating to the Shares evidenced
by the American Depositary Shares.
Any person seeking indemnification under the Deposit
Agreement (an indemnified person) shall notify the person
from whom it is seeking indemnification (the indemnifying person) of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes
aware of such commencement and shall consult in good
faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.
19.	RESIGNATION AND REMOVAL OF THE
DEPOSITARY APPOINTMENT OF SUCCESSOR
CUSTODIAN.
The Depositary may at any time resign as Depositary under
the Deposit Agreement by 60 days written notice of its
election so to do (or a lesser amount of notice if satisfactory to the Company) delivered to the Company effective upon the appointment of a successor depositary satisfactory to
the Company and its acceptance of such appointment as
provided in the Deposit Agreement, which appointment
shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time be removed by the Company by 60 days written notice of such removal
effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion. In case at any time the Depositary shall resign or be removed, the Company shall use its best efforts to
appoint a successor depositary, which shall be a bank or
trust Company having an office in the Borough of
Manhattan, The City of New York.  Every successor
depositary shall execute and deliver to its predecessor and
to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver
an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.
Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint a substitute custodian.
20.	AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the
Depositary in any respect which they may deem necessary
or desirable.  Any amendment which shall impose or
increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the
time any amendment so becomes effective shall be deemed,
by continuing to hold such Receipt, to consent and agree to
such amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event shall any
amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the
Company terminate the Deposit Agreement by mailing
notice of such termination to the Owners of all Receipts
then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice
of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the
Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding
after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform
any further acts under the Deposit Agreement, except that
the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any
rights or other property, in exchange for Receipts
surrendered to the Depositary (after deducting, in each
case, the fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of
one year from the date of termination, the Depositary may
sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash
then held by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from
all obligations under the Deposit Agreement, except to
account for such net proceeds and other cash (after
deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of
the Deposit Agreement, the Company shall be discharged
from all obligations under the Deposit Agreement except
for its obligations to the Depositary with respect to indemnification, charges, and expenses. The obligations of the Depositary under Section 5.08 of the Deposit
Agreement shall survive the termination of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S. SECURITIES
LAWS.
Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Company and the
Depositary have each agreed that it will not exercise any
rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States
securities laws, including, but not limited to Section I A(1)
of the General Instructions to the Form F6 Registration Statement, as amended from time to time, under the
Securities Act of 1933.
23.	INFORMATION REQUESTS.
The Company may from time to time request Owners of
Receipts to provide information as to the capacity in which
such Owners own or owned Receipts and regarding the
identity of any other persons then or previously interested
in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions
received from the Company requesting that the Depositary
forward any such requests to the Owner and to forward to
the Company any such responses to such requests received
by the Depositary.
The Depositary and the Company hereby confirm to each
other that, for as long as the Deposit Agreement is in effect, they shall furnish to the Commisao de Valores Mobiliarios
(the CVM) and the Central Bank of Brazil, at any time and
within the period that may be determined, with any
information and documents related to the American
Depositary Share program and the Receipts issued
hereunder as may be requested by such authorities from
time to time.  In the event that the Depositary or the
Custodian shall be advised in writing by reputable
independent Brazilian counsel that the Depositary or
Custodian reasonably could be subject to criminal, or
material, as reasonably determined by the Depositary, civil, liability as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days prior notice to the Owners and the Company, and the
Depositary shall not be subject to any liability thereunder
on account of such termination or such determination. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.02 of the Deposit
Agreement.
24.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES DTC DIRECT
REGISTRATION SYSTEM.
Notwithstanding anything to the contrary in the Deposit
Agreement
(a)	American Depositary Shares may be certificated
securities evidenced by Receipts or uncertificated
securities. The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities
Act of 1933 for, both certificated and uncertificated
American Depositary Shares.  Except for those provisions
of the Deposit Agreement that by their nature do not apply
to uncertificated American Depositary Shares, all the
provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.
(b)	(i)	The term deliver, or its noun form, when
used with respect to Receipts, shall mean (A) bookentry
transfer of American Depositary Shares to an account at
The Depository Trust Company, or its successor (DTC),
designated by the person entitled to such delivery,
evidencing American Depositary Shares registered in the
name requested by that person,  (B) registration of
American Depositary Shares not evidenced by a Receipt on
the books of the Depositary in the name requested by the
person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if
requested by the person entitled to such delivery, delivery
at the Corporate Trust Office of the Depositary to the
person entitled to such delivery of one or more Receipts.
(ii)	The term surrender, when used with respect to
Receipts, shall mean (A) one or more bookentry transfers of American Depositary Shares to the DTC account of the
Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American
Depositary Shares not evidenced by a Receipt  or (C)
surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary
Shares.
(c)	American Depositary Shares not evidenced by
Receipts shall be transferable as uncertificated registered securities under the laws of New York.
(d)	The Depositary shall have a duty to register a
transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through
DRS and Profile as provided in subsection (f) below). The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary
Shares, shall cancel that Receipt and send the Owner a
statement confirming that the Owner is the owner of the
same number of uncertificated American Depositary Shares
that the surrendered Receipt evidenced. The Depositary,
upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary
Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American
Depositary Shares.
(e)	Upon satisfaction of the conditions for replacement
of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American
Depositary Shares evidenced by that Receipt in
uncertificated form unless otherwise requested by the
Owner.
(f)	(i)  The parties acknowledge that the Direct
Registration System (DRS) and Profile Modification
System (Profile) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American
Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
(ii) In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.03 and
5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.





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